Exhibit 5.1

April 14, 2014

TransEnterix, Inc. 635 Davis Drive, Suite 300 Morrisville, NC 27560

Re:	RE: TransEnterix, Inc.

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”) and are rendering this opinion in connection with a prospectus supplement, dated April 14, 2014 (the “Prospectus Supplement”), relating to Registration Statement on Form S-3 (File No. 333-193235) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 12,500,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and an additional 1,875,000 shares of Common Stock to cover an over-allotment option upon exercise, if applicable (the “Over-Allotment Shares” and together with the Over-Allotment Shares, the “Shares”).

The Shares are to be sold by the Company pursuant to an Underwriting Agreement dated April 14, 2014 (the “Agreement”) entered into by and among the Company and Stifel Nicolaus & Company, Incorporated and RBC Capital Markets, LLC (collectively, the “Underwriters”), which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended, and all exhibits thereto, (ii) the Prospectus Supplement, (iii) the Agreement, (iv) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto, and (v) the Amended and Restated Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all

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TransEnterix, Inc.

April 14, 2014

records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP